UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

(d)	On April 9, 2014, Infusystem Holdings, Inc. announced Gregg O. Lehman, Ph.D. will be added as a sixth member to its current Board of Directors.

Gregg is a nationally recognized leader in population health management and brings more than 27 years’ experience in the health care industry. He was appointed as President and CEO of MGC Diagnostics Corporation in July 2011, a global medical technology company. He served as President, CEO and a Director of Health Fitness Corporation, a fitness-center management company based in Minneapolis, MN. He has held numerous senior-level executive and governance positions in the medical and education industries including CEO of Inspiris, Inc., a Nashville-based health care management company. Gregg also was CEO of Gordian Health Solutions, Inc., a health management company, and CEO of the National Business Coalition of Health (NBCH) in Washington, D.C., and as President of Taylor University in Indiana.

In addition to serving on numerous national boards, he currently serves on the Executive Committee of the Washington D.C. based Care Continuum Alliance and has worked with the Health Care Purchasing Institute through Academy Health, the eHealth Initiative, the National Quality Forum, the National Patient Safety Foundation, and other purchasing/quality organizations that promote value-based purchasing and market-based reform. Gregg has a Doctorate and a Master of Science degree in Higher Education Administration, with a minor in Finance and Economics from Purdue University and a Bachelor of Science in Business Management and Marketing from Indiana University.

(e)	Not applicable

(f)	Not applicable

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:

None.

(b) Pro forma financial information:

None.

(c) Shell company transactions:

None.

(d) Exhibits

99.1	Press Release of InfuSystem Holdings, Inc. dated April 9, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

Dated: April 9, 2014

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of InfuSystem Holdings, Inc. dated April 9, 2014